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                                                                    EXHIBIT 3.14


                             UNDERWRITING AGREEMENT

August 4, 1998


Bid.Com International Inc. (formerly Internet Liquidators International Inc.) 5915 Airport Road
Suite 330
Mississauga, Ontario
L4V 1T1

- and -

1184041 Ontario Inc.
Smythe Group Company
c/o Bid.Com International Inc.
5915 Airport Road
Suite 330
Mississauga, Ontario
L4V 1T1


Dear Sirs:

The undersigned, Yorkton Securities Inc. (the "Underwriter"), understands that Bid.Com International Inc. (formerly Internet Liquidators International Inc.) (the "Company") proposes to create, issue and sell (the "Offering") 8,100,000 special warrants (the "Primary Special Warrants") and that 1184041 Ontario Inc. and Smythe Group Company (collectively, the Selling Shareholders") severally propose to create, issue and sell an aggregate of 500,000 special warrants (collectively, the "Secondary Special Warrants") subject to the terms and conditions set out below. The Primary Special Warrants and the Secondary Special Warrants are herein collectively referred to as the "Special Warrants".

Unless previously retracted, each Special Warrant shall be exercisable for units ("Units"), each consisting of one common share ("Common Share") and one-half of one common share purchase warrant ("Warrant") of the Company having the attributes specified herein. Subject to adjustment in certain events, each Special Warrant shall entitle the holder thereof to acquire one Unit upon the exercise of the Special Warrant in accordance with the terms of the Special Warrant Indenture (as hereinafter defined) without payment of any further consideration to the Company. Each whole Warrant shall be exercisable to acquire one Common Share at a price of $1.65 per Common Share for a period ending on the date which is the earlier of (i) ten (10) Business Days (as hereinafter defined) following the date upon which the Company delivers a notice to all holders of Warrants confirming that it has filed a preliminary prospectus or registration statement in connection with a U.S. public offering of at least $7,000,000 and (ii) 12 months following the Closing Date (as hereinafter defined).
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Upon and subject to the terms and conditions set forth herein, the Underwriter hereby agrees to purchase from the Company 8,100,000 Primary Special Warrants and to purchase from the Selling Shareholders 500,000 Secondary Special Warrants at a price of $1.40 per Special Warrant (the "Purchase Price") for an aggregate purchase price of $11,340,000 payable to the Company and $700,000 payable to the Selling Shareholders and agrees to act as underwriter to arrange for substituted purchasers for the Special Warrants resident in the Qualifying Provinces (as hereinafter defined) or in those jurisdictions outside of Canada where the Special Warrants may be lawfully sold pursuant to the terms and conditions hereof.

The Company shall prepare and file, in accordance herewith, a preliminary prospectus and a (final) prospectus in order to qualify the Underlying Securities (as hereinafter defined) and, to the extent permitted by applicable securities regulatory authorities, the Compensation Options (as hereinafter defined) for distribution in each of the Qualifying Provinces.

In consideration of the services to be rendered by the Underwriter in connection with such purchase, including assisting in the preparation of the Prospectus and all other matters in connection with the issue and sale of the Special Warrants and the issue of the Underlying Securities, the Company and the Selling Shareholders shall pay, on a pro rata basis, to the Underwriter a commission equal to 8.0% of the gross proceeds realized by the Company and the Selling Shareholders in respect of the sale of the Special Warrants (the "Commission"). In addition, the Company shall grant to the Underwriter the Brokers' Warrants (as hereinafter defined) upon and subject to the provisions of Section 16 of this Agreement. The obligation of the Company and the Selling Shareholders to pay the Commission shall arise at the Closing Time (as hereinafter defined) and the Commission shall be fully earned by the Underwriter at that time (notwithstanding the actual date of payment).


                                  DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

"Agreement" means the agreement resulting from the acceptance by the Company of the offer made hereby;

"Automatic Retraction Price" shall have the meaning ascribed thereto in subparagraph 3(c);

"Business Day" means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Canada;

"Brokers' Warrants" shall have the meaning ascribed thereto in subparagraph
16(a);

"Canadian Securities Laws" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces;

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"Cash Penalty Price"  shall have the meaning ascribed thereto in subparagraph
3(b);

"Claim" shall have the meaning ascribed thereto in subparagraph 14(b);

"Closing Date" means August 4, 1998 or such earlier or later date as the Underwriter and the Company shall in writing agree;

"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company, the Selling Shareholders and the Underwriter may agree;

"Company's Auditors" means Deloitte & Touche Inc., Chartered Accountants, or such other firm of chartered accountants as the Company may from time to time appoint as auditors of the Company.

"Compensation Options" shall have the meaning ascribed thereto in subparagraph 16(a);

"Disclosure Documents" means, at any time, all documents which have been filed as of that time by the Company with any securities regulatory authority or stock exchange having jurisdiction over the securities of the Company;

"Discretionary Retraction Price" shall have the meaning ascribed thereto in subparagraph 3(d);

"Escrow Agent" shall have the meaning ascribed thereto in subparagraph 3(a);

"Escrow Agreement" means an escrow agreement to be dated as of the Closing Date between the Company, the Selling Shareholders, the Escrow Agent and the Underwriter, providing for the escrow and release of the Escrowed Proceeds and in a form to be agreed upon between the Company, the Selling Shareholders, the Escrow Agent and the Underwriter, each acting reasonably;

"Escrowed Proceeds" shall have the meaning ascribed thereto in subparagraph
3(a);

"Final Prospectus" shall have the meaning ascribed thereto in subparagraph 2(b);

"Indemnified Party" shall have the meaning ascribed to it in subparagraph 14(b);

"Meeting" shall have the meaning ascribed thereto in subparagraph 3(b);

"misrepresentation", "material fact", "material change", "subsidiary", "affiliate", "associate", and "distribution" have the respective meanings ascribed thereto in the Securities Act (Ontario);

"Optioned Securities" means, collectively, (i) the Compensation Options issuable upon the exercise of the Brokers' Warrants; (ii) the Common Shares and Warrants comprising the

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Optioned Units; and (iii) the Warrant Shares issuable upon the exercise of the
Warrants comprising the Optioned Units;

"Optioned Units" shall have the meaning ascribed thereto in subparagraph 16(a);

"person" means any individual, corporation, partnership, joint venture, association, trust or other legal entity;

"Preliminary Prospectus" shall have the meaning ascribed thereto in subparagraph 2(a);

"Private Placement shall have the meaning ascribed thereto in subparagraph 3(a);

"Prospectus" means, collectively, the Preliminary Prospectus and the Final Prospectus;

"Prospectus Default" shall have the meaning ascribed thereto in subparagraph
3(e);

"Purchasers" means the persons (which may include the Underwriter) who, as purchasers, acquire Special Warrants by duly completing, executing and delivering Subscription Agreements and permitted assignees or transferees of such persons from time to time;

"Qualification Date" means, with respect to any Qualifying Province, the date upon which a receipt is issued for the Final Prospectus by the Securities Commission of the Qualifying Province;

"Qualification Deadline" shall have the meaning ascribed thereto in subparagraph 3(e);

"Qualifying Provinces" means the Province of Ontario and such other Provinces of Canada in which Purchasers who acquire Special Warrants at the Special Warrant Closing are resident;

"Right of First Refusal" shall have the meaning ascribed thereto in paragraph
17;

"Securities Commissions" means, collectively, the securities commissions or other securities regulatory authorities in the Qualifying Provinces;

"Shareholder Approval" shall have the meaning ascribed thereto in subparagraph 3(b);

"Shareholders" shall have the meaning ascribed thereto in subparagraph 3(b);

"Special Warrant Closing" means the completion of the issue and sale by the Company and the Selling Shareholders of the Special Warrants offered hereunder and the purchase by the Underwriter and the Purchasers of the Special Warrants pursuant to the Subscription Agreements;

"Special Warrant Indenture" means a special warrant indenture to be dated as of the Closing Date between the Company, the Selling Shareholders and CIBC Mellon Trust Company, as

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special warrant agent, providing for the issue of the Special Warrants and in a form to be agreed upon between the Company and the Underwriter, each acting reasonably;

"Subscription Agreement" means a subscription agreement in the form agreed upon by the Underwriter , the Selling Shareholders and the Company pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants herein contemplated and shall include, for greater certainty, all schedules thereto;

"Subsidiary" shall have the meaning ascribed thereto in subparagraph 8(a)(ii);

"Supplementary Material" shall have the meaning ascribed thereto in subparagraph 4(b);

"Time of Expiry" means 5:00 p.m. (Toronto time) on the earlier of (i) five (5) Business Days following the Qualification Date; and (ii) one year from the Closing Date;

"TSE" means The Toronto Stock Exchange;

"Underlying Securities" means collectively, the (i) the Common Shares and Warrants comprising the Units; and (ii) the Warrant Shares issuable on exercise of the Warrants comprising the Units;

"Warrant Agent" means CIBC Mellon Trust Company, in its capacity as special warrant agent pursuant to the Special Warrant Indenture, and as warrant agent pursuant to the Warrant Indenture, as the context may require;

"Warrant Indenture" means the warrant indenture to be dated as of the Closing Date between the Company , the Selling Shareholders and CIBC Mellon Trust Company, as warrant agent, providing for the creation and issuance of the Warrants and in a form to be agreed upon by the Company , the Selling Shareholders and the Underwriter, each acting reasonably; and

"Warrant Shares" means the Common Shares issuable on exercise of the Warrants including, for greater certainty, the Warrants comprising both the Units and the Optioned Units.

                              TERMS AND CONDITIONS

1. (a) Sale on Exempt Basis. The Company and the Selling Shareholders understand that although the offer to act as underwriter with respect to the Offering is presented on behalf of the Underwriter as purchaser, the Underwriter will endeavour to arrange for Purchasers for the Special Warrants in the Qualifying Provinces and in such other jurisdictions outside of Canada on a private placement basis in compliance with all applicable Canadian Securities Laws and all applicable securities laws of such other jurisdictions.

(b) Filings. The Company and the Selling Shareholders undertake to file or cause to be filed all forms or undertakings required to be filed by the Company and the Selling Shareholders (as the case may be) in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or an offering memorandum in Canada (but on terms that will permit Underlying Securities acquired by the Purchasers in the Qualifying Provinces to be sold by such Purchasers at any time in the Qualifying Provinces subject to applicable Canadian Securities Laws), and the Underwriter undertakes to use its commercially reasonable efforts to cause Purchasers of Special Warrants to complete any forms required by Canadian Securities Laws, the TSE or under other applicable securities laws. All fees payable in connection with such filings shall be at the expense of the Company and the Selling Shareholders on a pro rata basis.

(c) No Offering Memorandum. None of the Company, the Selling Shareholders nor the Underwriter shall (i) provide to prospective purchasers any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws or applicable securities laws of the United States or any state or territory thereof; or (ii) cause the sale of the Special Warrants to be advertised in printed media of general and regular paid circulation, radio or television.

2.  (a)     Preliminary Prospectus. The Company shall, as soon as practicable following the Special Warrant Closing under applicable Canadian Securities Laws of each of the Qualifying Provinces, prepare, file (and use all reasonable best efforts to obtain a receipt for) a preliminary prospectus (the "Preliminary Prospectus") in form and substance satisfactory to the Company and the Underwriter, each acting reasonably, and other related documents relating to the proposed distribution of the Underlying Securities. The Company shall use its reasonable best efforts to (i) cause the Preliminary Prospectus to be filed in each of the Qualifying Provinces forthwith after the Closing Date; and (ii) satisfy as expeditiously as practicable any comments made by the Securities Commissions in respect of the Preliminary Prospectus.

(b) Final Prospectus. The Company shall, as soon as practicable after all comments of the Securities Commissions have been satisfied with respect to the Preliminary Prospectus, prepare and file (and use all commercially reasonable efforts to obtain a receipt for) under applicable Canadian Securities Laws, a (final) prospectus in form and substance satisfactory to the Company, the Selling Shareholders and the Underwriter (the "Final Prospectus"), each acting reasonably, and fulfil and comply with, to the satisfaction of the Underwriter's counsel, acting reasonably, all applicable Canadian Securities Laws to be fulfilled or complied with by the Company to enable the Underlying Securities to be lawfully distributed to the public in the Qualifying Provinces in connection with the exercise of the Special Warrants through the Underwriter or any other investment dealer or broker registered as such in the Qualifying Provinces in compliance with Canadian Securities Laws. The Company shall use all commercially reasonable efforts to ensure that such requirements (including the issuance of a receipt by the Securities Commissions) shall be fulfilled as soon as possible after all regulatory comments and deficiencies have been resolved in connection with the Preliminary Prospectus and, in any event, no later than the Qualification Deadline.

3.  Proceeds to be Escrowed and Retraction Right.

    (a) On the Closing Date, 100% of the gross proceeds derived from the sale of the Special Warrants less an amount equal to 75% of the Commission and the costs and expenses of the Underwriter in connection with the Offering as of the Closing Date (the "Escrowed

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Proceeds") shall be deposited in escrow with counsel to the Underwriter,
Wildeboer Rand Thomson Apps & Dellelce (the "Escrow Agent"), to be held and invested in accordance with the Escrow Agreement. 25% of the Escrowed Proceeds (less a holdback of $200,000 to be applied against any potential payment of the Cash Penalty Price), shall be released to the Company and the Selling Shareholders on a pro rata basis upon the signing of a binding agreement announced in the public domain of a private placement (the "Private Placement") on or before August 15, 1998 pursuant to which a strategic investor purchases not less than 1,500,000 Common Shares of the Company at a price of not less than $1.20 per share.

     (b) In the event that the Company is unable to obtain the written consent to the Offering by holders of not less than 50% of the Common Shares on or prior to the date that is ten (10) Business Days following the Closing Date, the Company shall convene a special meeting (the "Meeting") of the shareholders of the Company (the "Shareholders") as soon as possible following the Closing Date and in any event within 75 days of the Closing Date in accordance with the by-laws of the Company and applicable corporate and securities laws in order to seek approval of the Offering by the Shareholders (the "Shareholder Approval"). In the event a Meeting must be convened but is not convened within 75 days of the Closing Date, Purchasers shall be entitled to receive from the Escrowed Proceeds an amount (the "Cash Penalty Price") equal to 7% of the Offering Price per Special Warrant for each Primary Special Warrant purchased. Provided that the Shareholder Approval has been obtained, the Private Placement has closed and a receipt has been issued by each of the Securities Commissions, the Escrow Agent shall release the balance of the Escrowed Proceeds less, for greater certainty, the aggregate Automatic Retraction Price and Discretionary Retraction Price, if any, and the remaining 25% of the Commission (together with all interest accrued thereon) and the balance of the estimated costs and expenses of the Underwriter incurred in connection with the Offering to the Company and the Selling Shareholders on a pro rata basis.

     (c) In the event that the Shareholder Approval is not obtained within 90 days of the Closing Date, the Company shall retract and cancel forthwith following the Meeting, on a pro rata basis, that number of Primary Special Warrants sold pursuant to the Offering less the number of Primary Special Warrants that may be issued and sold by the Company without Shareholder Approval (being a minimum of 1.9 million Special Warrants), at a retraction price per Special Warrant (the "Automatic Retraction Price") equal to the sum of (i) the Purchase Price per Special Warrant (together with all interest accrued thereon); and (ii) 7% of the aggregate Purchase Price of the Primary Special Warrants divided by the number of Primary Special Warrants to be retracted.

     (d) In the event that the Private Placement has not occurred on or before August 15, 1998 or the Prospectus Default has occurred, the Purchaser shall be entitled, at its option, to require the Company to retract and cancel, on a pro rata basis, up to such number of Special Warrants as may be retracted from the Escrowed Proceeds at a retraction price per Special Warrant (the "Discretionary Retraction Price") equal to the Purchase Price per Special Warrant (together with all interest accrued thereon). For greater certainty, any amounts paid to the Underwriter out of the gross proceeds of the Offering in respect of the Commission or the costs and expenses of the Underwriter shall be paid by the Company to the Escrow Agent prior to the payment of the Discretionary Retraction Price.

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          (e) The Company recognizes that it is fundamental to Purchasers of the
Special Warrants that the Private Placement occurs and that the distribution of the Underlying Securities be qualified under a prospectus in the Qualifying Provinces so that the Underlying Securities will be freely tradeable in such Qualifying Provinces without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various prospectus exemptions under applicable Canadian Securities Laws. The Company acknowledges that it is for this reason that the Company has agreed that the Preliminary Prospectus and the Final Prospectus are to be filed with the Securities Commissions in the Qualifying Provinces and receipts are to be obtained therefor within the time periods contemplated by this Agreement. Accordingly, it shall be a term of the Special Warrant Indenture pursuant to which the Special Warrants are to be issued that in the event that the Private Placement has not closed on or before August 15, 1998 or in the event that the Final Prospectus has not been filed and receipts issued therefor by each of the Securities Commissions on or prior to the date (the "Qualification Deadline") that is:

     (i) 90 days after the Closing Date, in the case where the Meeting is not required to be convened; and

     (ii) 105 days following the Closing Date, in the case where the Meeting is required to be convened,

each Special Warrant exercised or deemed to be exercised thereafter shall entitle the holder to receive 1.07 Units (in lieu of one Unit) at no additional cost. In the event that the Final Prospectus has not been filed and a receipt issued therefor, by each of the Securities Regulators on or before the Qualification Deadline (a "Prospectus Default"), the Company will nevertheless continue to be obligated to use commercially reasonable efforts to file and clear the Final Prospectus until the Time of Expiry.

For greater certainty, in the event that the Escrowed Proceeds are not sufficient to satisfy the aggregate Automatic Retraction Price or the Cash Penalty Price, the Company shall pay to the Escrow Agent, prior to the return of the Escrowed Proceeds to the Purchasers, an amount equal to the shortfall.

4. (a) Deliveries at Time of Filing. The Company and, in the case of subparagraph (ii) below, the Selling Shareholders shall deliver to the Underwriter contemporaneously with or prior to the filing of the Preliminary Prospectus or the Final Prospectus, as the case may be, with the Ontario Securities Commission:

     (i) an executed copy of the Preliminary Prospectus or the Final Prospectus, as the case may be, in the English language, and if the Province of Quebec is one of the Qualifying Provinces, in the French language;

     (ii) executed copies of any other document required to be filed by the Company at such time under the laws of each of the Qualifying Provinces in compliance with Canadian Securities Laws applicable therein;

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     (iii)   in the case of the Final Prospectus, a letter of the Company's
             Auditors dated the date of the Final Prospectus addressed to the Underwriter and the board of directors of the Company, in form and substance satisfactory to the Underwriter, with respect to certain financial and accounting information relating to the Company in the Final Prospectus and which shall be based on a review by the Company's Auditors to a date not more than two Business Days prior to the date of the Final Prospectus and which letter shall be in addition to the Company's Auditors' report contained in the Final Prospectus; and

     (iv) if the Province of Quebec is one of the Qualifying Provinces, an opinion of Quebec counsel to the Company that the French language version of the Preliminary Prospectus or the Final Prospectus, as the case may be, is an accurate and complete translation of the English language version of the Preliminary Prospectus or the Final Prospectus, as the case may be.

(b) Supplementary Material. The Company shall also prepare and deliver promptly to the Underwriter duly signed copies of all amended or supplementary prospectuses or supplemental statements and related documents required to be filed by the Company under the laws of any Qualifying Province or by Canadian Securities Laws and of any amendment to the Preliminary Prospectus or the Final Prospectus or other document required to be filed under paragraph 7 of this Agreement (collectively, the "Supplementary Material"). The Prospectus and the Supplementary Material shall be in form and substance satisfactory to the Underwriter, acting reasonably.

(c) Copies. The Company shall cause copies of the Preliminary Prospectus and the Final Prospectus in the English language, and if the Province of Quebec is one of the Qualifying Provinces, in the French language, to be delivered to the Underwriter without charge, in such numbers and in such cities in the Qualifying Provinces as the Underwriter may reasonably request. Such delivery shall be effected as soon as practicable and, in any event, on or before a date two Business Days after the filing thereof with the Ontario Securities Commission. The Company shall similarly cause to be delivered copies of any Supplementary Material. The Underwriter shall cause to be delivered to holders of Special Warrants copies of the Final Prospectus and any required Supplementary Materials.

5. Representation as to Prospectus and Supplementary Material. Delivery of the Prospectus and any Supplementary Material shall constitute a representation and warranty by the Company and the Selling Shareholders (as between the Selling Shareholders, such representations shall be several, but not joint) to the Underwriter, the Purchasers and their permitted assigns that all information and statements (except information and statements relating solely to or provided solely by the Underwriter) contained in the Prospectus and Supplementary Material are true and correct in all material respects at the time of delivery thereof and contain no misrepresentations and constitute full, true and plain disclosure of all material facts relating to the Company and the Underlying Securities and that no material fact or information has been omitted therefrom (except facts or information relating solely to the Underwriter) which is required to be stated therein or is necessary to make the statements or information contained

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

therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Company's and the Selling Shareholders' consent to the Underwriter's use of the Prospectus, any Supplementary Material and any other public documents supplied to the Underwriter by the Company for the distribution of the Underlying Securities in the Qualifying Provinces in compliance with the provisions of this Agreement and Canadian Securities Laws.

6.  Covenants.

(a)  Covenants. The Company and, in the case of subparagraphs (ii), (iii), (iv),
(vii), (ix) and (xiv) below, the Selling Shareholders hereby covenant to the Underwriter and to the Purchasers and their permitted assigns and acknowledge that each of them is relying on such covenants in purchasing Special Warrants, that the Company and, in the case of subparagraphs (ii), (iii), (iv), (vii),
(ix) and (xiv) below, the Selling Shareholders shall:

     (i) at all times, remain a reporting issuer under Canadian Securities Laws not in default of any requirement of such Canadian Securities Laws;

     (ii) allow the Underwriter and their representatives to conduct all due diligence which the Underwriter may reasonably require to be conducted prior to the date of the Final Prospectus in order to fulfil their obligations as Underwriter under Canadian Securities Laws and in order to enable the Underwriter responsibly to execute any certificate required to be executed by the Underwriter in connection with a Prospectus, and it shall be a condition precedent to the Underwriter's execution of any certificate in any Prospectus that they be satisfied, acting reasonably, as to the form and content of such Prospectus;

     (iii) duly execute and deliver the Escrow Agreement, Special Warrant Indenture, the Subscription Agreements, the Warrant Indenture, the Special Warrants and the Brokers' Warrants (as the case may be) at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

     (iv) use its best efforts to fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in paragraph 10;

     (v) ensure that the Special Warrants shall be duly and validly created, authorized and issued on payment of the purchase price therefor, and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

     (vi) ensure that the Underlying Securities shall, upon issuance, be duly issued as fully paid and non-assessable securities in the capital of the Company, and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

     (vii) ensure that at all times prior to the expiry thereof, sufficient Common Shares are allotted and reserved or deposited for issuance upon the due exercise of the Special Warrants, the Warrants and the Compensation Options;

     (viii) ensure that as soon as possible following the Closing Date, the Common Shares issuable on exercise of the Special Warrants and the Compensation Options and the Warrant Shares issuable on exercise of the Warrants are listed and posted for trading on TSE upon their respective dates of issuance;

     (ix) maintain the Warrant Agent or a substituted licensed trust company as the transfer agent and registrar in respect of the Common Shares, as special warrant agent in respect of the Special Warrants, as warrant agent in respect of the Warrants (as the case may be);

     (x) ensure that the net proceeds from the issue and sale of the Primary Special Warrants are used for advertising and marketing, business-to-business development, research and development and working capital;

     (xi) not issue or announce the issuance of any Common Shares or any securities convertible into or exchangeable for or exercisable to acquire Common Shares without the prior consent of Yorkton, which consent shall not be unreasonably withheld, other than pursuant to:
             (A) presently outstanding rights or agreements, including options, warrants and other convertible securities (including the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options); (B) presently outstanding options granted to officers, directors, employees or consultants of the Company or any subsidiary pursuant to existing stock option plans as detailed in the Company's management information circular dated as of May 15, 1998; or (C) the issuance of 440,000 Common Shares in full satisfaction of amounts owing to a bona fide trade creditor at a deemed issue price of not less than the price paid pursuant to the Private Placement;

     (xii) on or prior to August 18, 1998, the Company shall use its reasonable best efforts to obtain the written consent to the offering of holders of not less than 50% of the Common Shares, failing which the Company covenants and agrees to convene the Meeting as soon as possible and in any event prior to 75 days in accordance with the by-laws of the Company and applicable corporate and securities laws in order to obtain the Shareholder Approval;

     (xiii) the Company shall deliver or cause to be delivered to the Underwriter, on or prior to the Closing Date, irrevocable undertakings of the principal shareholders of the Company to vote all of their Common Shares in favour of the Offering if the Meeting is required; and

     (xiv) in the event that a Prospectus Default occurs, to apply to such Securities Commissions as the Underwriter may reasonably require for a discretionary ruling to ensure that the Common Shares and Warrants exercisable on exercise of the

             Secondary Special Warrants are not subject to the prospectus and registration requirements of applicable Canadian Securities laws.

(b) Underwriter's Obligation. The obligation of the Underwriter to execute any certificate or deliver any documents pertaining to either the Preliminary Prospectus or the Final Prospectus shall be conditional upon compliance by the Company to the date of such execution and delivery with those of its covenants contained in this Agreement to be complied with prior to the filing of either the Preliminary Prospectus or the Final Prospectus, as the case may be.

7.     (a)   Material Changes During Distribution. During the period from the date hereof to the completion of distribution of the Underlying Securities, the Company and, if known to the Selling Shareholders, the Selling Shareholders shall promptly notify the Underwriter (and, if requested by the Underwriter, confirm such notification in writing) of:

     (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries;

     (ii) any material fact which has arisen and would have been required to have been stated in the Final Prospectus had the fact arisen on, or prior to, the date of the Final Prospectus; and

     (iii) any change in any material fact contained in the Final Prospectus or the Supplementary Material or any amendments or supplements thereto which change is, or may be, of such a nature as to render any material statement in the Final Prospectus or any Supplementary Material misleading or untrue or which would result in a misrepresentation in the Final Prospectus or Supplementary Material or which would result in the Final Prospectus or Supplementary Material not complying (to the extent that such compliance is required) with the Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Underlying Securities.

During the period from the date hereof to the completion of distribution of the Underlying Securities, the Company and, if known to the Selling Shareholders, the Selling Shareholders shall promptly, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under Canadian Securities Laws as a result of such change; provided that the Company and, if applicable, the Selling Shareholders shall not file any Supplementary Material or other document without first obtaining approval of the Underwriter, after consultation with the Underwriter with respect to the form and content thereof, which approval shall not be unreasonably withheld. The Company shall in good faith discuss with the Underwriter any fact or change in circumstances (actual, anticipated, contemplated or threatened, and financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Underwriter pursuant to this paragraph 7.

(b) Change in Canadian Securities Laws. If during the period of distribution to the public of the Underlying Securities, there shall be any change in Canadian Securities Laws which in the opinion of counsel to the Company or counsel to the Underwriter requires the filing of Supplementary Material, the Company shall, to the satisfaction of its counsel and the Underwriter's counsel, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Provinces where such filing is required.

8.   (a)     Representations and Warranties of the Company.  The Company
represents and warrants to the Underwriter, the Purchasers and their permitted assigns, and acknowledges that each of them is relying upon such representations and warranties in purchasing Special Warrants, that:

     (i) the Company has been duly amalgamated and is validly existing under the laws of Ontario, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own its properties and assets and the Company has all requisite power and authority to carry out its obligations under this Agreement, the Special Warrant Indenture, the Warrant Indenture and the Brokers' Warrants;

     (ii) the only material subsidiary of the Company is Internet Liquidators USA Inc. (the "Subsidiary") which has been duly incorporated and is validly existing under the laws of the State of Florida, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own its properties and assets;

     (iii) all consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws and the rules and regulations of the TSE necessary for the execution and delivery of and the performance by the Company of its obligations under this Agreement, the Special Warrants, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options have been made or obtained, as applicable;

     (iv) each of the execution and delivery of this Agreement, the Subscription Agreement, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options, the performance by the Company of its obligations hereunder or thereunder, the sale of the Special Warrants hereunder and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Underlying Securities and the Optioned Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, Canadian Securities Laws; (B) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of its subsidiaries is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or any of its subsidiaries or the property or assets of the Company or any of its subsidiaries;

     (v) the Company is in compliance with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSE and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company since December 31, 1997, which has not been publicly disclosed;

     (vi) none of the Disclosure Documents contains a misrepresentation at the date of filing thereof which has not been corrected and, without limiting the generality of the foregoing, the Disclosure Documents disclose all material facts relating to the Company and its subsidiaries, assets, undertaking, ownership and securities;

     (vii) the audited financial statements of the Company as at and for the period ended December 31, 1997, and the unaudited interim financial statements as at and for the six month period ended June 30, 1998 have been prepared in accordance with generally accepted accounting principles and present fully, fairly and correctly the financial position of the Company as at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended;

     (viii) as at the Closing Date, except as contemplated by this Agreement, and other than stock options to acquire Common Shares pursuant to the Company's stock option plan as detailed in the Company's management information circular dated as of May 15, 1998, no holder of outstanding shares in the capital of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company are outstanding;

     (ix) no legal or governmental proceedings are pending to which the Company or any subsidiary is a party or to which the property of any of them is subject that would result individually or in the aggregate in any material adverse change in their operation, business or condition of the Company and, to the knowledge of the Company and its subsidiaries, no such proceedings have been threatened against or are contemplated with respect to the Company or any subsidiary or with respect to any of their respective properties;

     (x) the Company and each of its subsidiaries have conducted and are conducting their business in material compliance with all applicable laws and regulations of each jurisdiction in which they carry on business (including, without limitation, all applicable Canadian and United States federal, provincial, state, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body) and have not received a notice of non-compliance, or knows of, or has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws or regulations which would have a material adverse effect on the Company on a consolidated basis;

     (xi) the Company and each of its subsidiaries have all licenses, leases, permits, authorizations and other approvals (collectively, "Licenses") and the proprietary rights provided in law and at equity to all patents, trademarks, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit them to conduct their business as currently conducted, except where the failure to do so would not have a material adverse effect on the Company on a consolidated basis;

     (xii) the Company is the holder of and in good standing under all of its Licenses and is the exclusive owner of Intellectual Property free and clear of any encumbrances which would have a material adverse effect on the Company, and has no knowledge of any claim of adverse ownership in respect thereof;

     (xiii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (xiv) at the Closing Time, each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants, the Compensation Options and the Special Warrants shall have been duly authorized and, other than the Compensation Options, executed and delivered by the Company and upon such execution and delivery each shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (xv) at the Closing Time, all necessary corporate action will have been taken by the Company to allot and authorize the issuance of the Underlying Securities and the Optioned Securities, and upon due exercise of the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options in accordance with the provisions thereof, such Underlying Securities and Optioned Securities (as the case may be) will be validly issued as fully paid and non-assessable securities in the capital of the Company;

     (xvi) the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series, of which 21,963,912 Common Shares are issued and outstanding as fully paid and non-assessable;

     (xvii) the Company is the registered and beneficial owner of all the issued and outstanding shares in the capital of each of its subsidiaries, free and clear of any claim, lien, security interest or other encumbrance which would have a material adverse effect on the Company, and no person has any right, warrant or option to acquire, or other instrument convertible into or exchangeable for, any shares in the capital of its subsidiaries;

     (xviii) the Company is a reporting issuer not in default of its obligations under applicable securities laws in the Province of Ontario;

     (xix) the Company and each of its subsidiaries have timely filed all necessary federal, provincial, state, local and foreign tax returns and notices and has paid or made provision for all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing thereon which have not otherwise been provided for by the Company;

     (xx) the Company has no material investment or other interest in, and has not made any loans to or guaranteed the obligations of, any person other than its subsidiaries;

     (xxi) the Warrant Agent, at its principal office in the City of Toronto, has been duly appointed as registrar and transfer agent in respect of the Common Shares, as special warrant agent in respect of the Special Warrants, as warrant agent in respect of the Warrants;

     (xxii) other than the Underwriter there is no person acting or purporting to act at the request or on behalf of the Company, that is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement;

     (xxiii) no order ceasing or suspending trading in the securities of the Company has been issued and no proceedings for this purpose have been instituted or, to the best of its knowledge and belief, are pending, contemplated or threatened;

     (xxiv) the Common Shares are listed and posted for trading on the TSE and all necessary notices and filings have been made with and all necessary consents, approvals and authorizations obtained from the TSE to ensure that the Common Shares issuable on exercise of the Special Warrants and the Compensation Options, and the Warrant Shares issuable on the exercise of the Warrants will be listed and posted for trading on the TSE upon their issuance; and

     (xxv) the business conducted by the Subsidiary is limited to credit card processing and inventory procurement.

     (b) Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, Paul Godin and Jeffrey Lymburner individually represents and warrants to the Underwriter, the Purchasers and their permitted assigns, and acknowledges that each of them is relying upon such representations and warranties in purchasing Special Warrants, that:

     (i) the Selling Shareholder is or at the Closing Time will be the direct registered and beneficial owner of and has or will have at the Closing Time valid and marketable title to sufficient Underlying Securities free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restrictions on transfer, to satisfy its obligation upon exercise of the Secondary Special Warrants and the Warrant Shares issuable upon exercise of the Warrants comprising the Secondary Special Warrants;

     (ii) the Selling Shareholder is not in possession of any material information concerning the business or affairs of the Company which has not been disclosed to the Underwriter;

     (iii) the Selling Shareholder has or will have at the Closing Time full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Selling Shareholder's Secondary Special Warrants in the manner provided in this Agreement and upon delivery of and payment for such Selling Shareholder's Secondary Special Warrants hereunder the Purchasers thereof will acquire valid and marketable title to such Selling Shareholder's Secondary Special Warrants free and clear of any lien, claim, security interest, or other encumbrance;

     (iv) each of this Agreement, the Special Warrant Indenture, the Escrow Agreement, the Warrant Indenture and the Subscription Agreements has duly authorized and duly executed and delivered by the Selling Shareholder and constitutes a valid and binding obligation of the Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (v) the execution and delivery of this Agreement, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement and the Subscription Agreements by the Selling Shareholder, the sale of such Selling Shareholder's Secondary Special Warrants pursuant to this Agreement and the consummation of the transactions contemplated in this Agreement, including the delivery of Underlying Securities upon the exercise of the Selling Shareholder's Secondary Special Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is or may be bound or to which any of the Selling Shareholder's property or assets are subject, nor does or will such action conflict with or violate any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Selling Shareholder or to any property or assets of the Selling Shareholder;

     (vi) other than as may be required under Canadian Securities Laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Selling Shareholder's Secondary Special Warrants to be sold by the Selling Shareholder as contemplated by this Agreement or the consummation of the transactions contemplated in this Agreement, including the transfer and delivery of Underlying Securities upon the exercise of such Secondary Special Warrants;

     (vii) the Selling Shareholder will pay all taxes, if any, on the transfer by the Selling Shareholder of such Selling Shareholder's Secondary Special Warrants to Purchasers or in respect of the transfer and delivery by such Selling Shareholders of Underlying Securities pursuant to the exercise of such Secondary Special Warrants; and

     (viii) the Selling Shareholder will do or perform all things (A) required to be done or performed by the Selling Shareholder prior to the Special Warrant Closing Date to satisfy all conditions precedent to the delivery of the Selling Shareholder's Secondary Special Warrants pursuant to this Agreement; and (B) that are within its power and are necessary or desirable to give effect to all transactions contemplated by this Agreement and the Final Prospectus, including the transfer and delivery of Underlying Securities upon the exercise of such Secondary Special Warrants.

     (c) Representations, Warranties and Covenants of the Underwriter. The Underwriter hereby represents, warrants and covenants to the Company and the Selling Shareholders, and acknowledges that the Company and the Selling Shareholders are relying upon such representations and warranties, that:

     (i) in respect of the offer and sale of the Special Warrants, the Underwriter will comply with all Canadian Securities Laws and all applicable laws of the jurisdictions outside Canada in which they offer Special Warrants;

     (ii) the Underwriter and its representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Special Warrants or the Underlying Securities in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or in any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or otherwise;

     (iii) the Underwriter will not solicit offers to purchase or sell the Special Warrants so as to require the filing of a prospectus with respect thereto or the provision of a contractual right of action (as defined in section 32(1) of the Regulation made under the Securities Act (Ontario)) under the laws of any jurisdiction, including without limitation, the United States of America or any state thereof;

     (iv) the Underwriter will, subject to compliance by the Company and the Selling Shareholders with their obligations hereunder and provided that it shall otherwise be responsible for the Underwriter to do so, execute and deliver to the Company and the Selling Shareholders any certificate required to be executed by it under Canadian Securities Laws in connection with the Preliminary Prospectus, Final Prospectus and any Supplementary Material;

     (v) the Underwriter shall obtain the prior written approval of the Company to any allocation of more than 20% of the Special Warrants to any one Purchaser; and

     (vi) the Underwriter shall provide such ongoing research coverage of the Company as the Underwriter may from time to time deem to be appropriate.

     It is understood and agreed that the Company and, for purposes of the opinions to be delivered pursuant to Section 10, counsel to the Company and the Selling Shareholders, will rely on the accuracy and truth of the representations and warranties set forth in this subsection 8(c).

9. Special Warrant Closing Deliveries. The purchase and sale of the Special Warrants shall be completed at the Closing Time at the offices of Gowling, Strathy & Henderson, Toronto, or at such other place as the Underwriter, the Selling Shareholders and the Company may agree upon. At or prior to the Closing Time, the Company and the Selling Shareholders shall duly and validly deliver to the Underwriter certificates in definitive form representing Special Warrants registered in the names of such Purchasers or as indicated on their respective Subscription Agreements, against payment at the direction of the Company and the Selling Shareholders of the subscription price therefor, in lawful money of Canada by certified cheque or banker's draft payable at par in the City of Toronto.

10. Special Warrant Closing Conditions. Each Purchaser's obligation to purchase the Special Warrants at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a) the Underwriter shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers of the Company as the Underwriter may agree, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the persons so signing, that:

     (i) since December 31, 1997 (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries, except as has been publicly disclosed on a non-confidential basis; and (B) no transaction has been entered into by the Company or any of its subsidiaries which is or would be material to the Company and its subsidiaries on a consolidated basis except as has been publicly disclosed on a non-confidential basis;

     (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Special Warrants, the Underlying Securities and the Optioned Securities) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

    (iii) the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time;

     (iv) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement; and

     (v)     such other matters as the Underwriter may reasonably request;

(b) the Underwriter shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Underwriter and its counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company's board of directors relating to this Agreement, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants, the Compensation Options and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers, the constating documents of the Company and such other matters as the Underwriter may reasonably request;

(c) the Special Warrant Indenture, the Subscription Agreements, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants and the certificates representing the Special Warrants shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Underwriter and its counsel, acting reasonably;

(d) the Underwriter shall have received favourable legal opinions addressed to the Underwriter and counsel to the Underwriter, in form and substance satisfactory to the Underwriter's counsel, dated the Closing Date, from Messrs. Gowling, Strathy & Henderson, counsel for the Company, as to the laws of Canada and the Qualifying Provinces, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and the Province of Ontario and, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

     (i) as to the incorporation and subsistence of the Company and the Subsidiary under the laws of their jurisdiction of incorporation and as to the corporate power of the Company to carry out its obligations under this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options and to issue the Special Warrants, the Underlying Securities and the Optioned Securities;

     (ii)    as to the authorized capital of the Company and the Subsidiary;

     (iii) the Company and the Subsidiary has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and to own its properties and the Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants and the Compensation Options;

     (iv) none of the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants and the Compensation Options, the performance by the Company of its obligations hereunder and thereunder, or the sale or issuance of the Primary Special Warrants, the Underlying Securities and the Optioned Securities will conflict with or result in any breach of the constating documents or by-laws of the Company;

     (v) each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement, the Brokers' Warrants and the Compensation Options has been duly authorized and, other than the Compensation Options, executed and delivered by the Company, and constitute or, in the case of the Compensation Options, upon execution and delivery shall constitute, a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

     (vi) the Underlying Securities and the Optioned Securities have been authorized and allotted for issuance to the holders of the Special Warrants and the Underwriter (as the case may be) and, upon the due exercise of the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options in accordance with the provisions thereof, such Underlying Securities and Optioned Securities (as the case may be) will be validly issued as fully paid and non-assessable securities in the capital of the Company;

     (vii) the Primary Special Warrants (A) have been validly created and issued by the Company; (B) have been duly executed and delivered by the Company; and (C) are valid, legal and binding obligations of the Company enforceable in accordance with their terms subject to qualifications as in subclause (v) above;

     (viii) the issuance and sale by the Company of the Primary Special Warrants to the Purchasers and the Brokers' Warrants to the Underwriter are exempt from the prospectus and registration requirements of applicable Canadian Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws to permit such issuance and sale; and the issuance of the Underlying Securities and Optioned Securities upon the exercise of the Primary Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options (as the case may be) is exempt from the prospectus and registration requirements of applicable Canadian Securities Laws subject to certain provisos and specified resale restrictions;

     (ix) upon the filing of the Final Prospectus and the issuance of receipts therefor under applicable Canadian Securities Laws, all legal requirements will have been fulfilled by the Company under the Canadian Securities Laws to qualify, without resort to the prospectus exemption provisions of such applicable laws, the distribution in each of the Qualifying Provinces of the Underlying Securities issuable upon the exercise of Primary Special Warrants in accordance with the Special Warrant Indenture, the Warrant Shares issuable upon the exercise of Warrants in accordance with the Warrant Indenture, the Compensation Options issuable upon the exercise of the Brokers' Warrants, and the Optioned Securities issuable upon the exercise of the Compensation Options and that the issuance of such Underlying Securities and Optioned Securities by the Company upon such exercise will be exempt from the registration requirements of such applicable laws subject to certain provisos and will not be subject to any statutory hold period and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents, or authorizations obtained under the Canadian Securities Laws to permit the trading in the Qualifying Provinces of such Underlying Securities and Optioned Securities, through registrants registered under applicable laws who have complied with such applicable laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions;

     (x) the Warrant Agent has been duly appointed by the Company as registrar and transfer agent in respect of the Common Shares, as special warrant agent in respect of the Special Warrants, as warrant agent in respect of the Warrants;

     (xi) the Company is a reporting issuer not on the list of defaulting reporting issuers maintained pursuant to the applicable securities laws in the Province of Ontario; and

     (xii) the TSE has conditionally approved the listing of the Common Shares of the Company issuable upon exercise or deemed exercise of the Primary Special Warrants, the Compensation Option and the Warrants comprising the Units issuable on exercise of the Primary Special Warrants, subject to compliance with its conditions on or prior to August 27, 1998.

(e) the Underwriter shall have received certificates of status or similar certificates with respect to each jurisdiction in which the Company and the Subsidiary is required to be licensed to carry on a material part of its business;

(f) the Underwriter shall have received at the Closing Time a certificate executed by each of the Selling Shareholders, Paul Godin and Jeffrey Lymburner and dated the Closing Date addressed to the Underwriter, the Underwriter's counsel and the Purchasers certifying that:

     (i) such Selling Shareholder has duly complied with all terms and conditions of this Agreement on the Selling Shareholder's part to be complied with up to the Closing Time; and

     (ii) the representations and warranties of the Selling Shareholders, Paul Godin and Jeffrey Lymburner contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(g) the Underwriter shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of each Selling Shareholder addressed to the Underwriter and its counsel, with respect to the articles and by-laws of such Selling Shareholder, all resolutions of such Selling Shareholder's board of directors relating to this Agreement, the Special Warrant Indenture, the Warrant Indenture, the Escrow Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers, the constating documents of the Selling Shareholder and such other matters as the Underwriter may reasonably request;

(h) the Underwriter shall have received a favourable legal opinion dated the Closing Date and addressed to the Underwriter, its counsel and each of the Purchasers, from counsel to the Selling Shareholders being Messrs. Gowling, Strathy & Henderson, with respect to the following matters:

     (i) as to the incorporation and subsistence of the Selling Shareholders under the laws of their jurisdiction of incorporation and as to the corporate power of the Selling Shareholders to carry out their obligations under this Agreement, the Subscription Agreement, the Escrow Agreement, the Special Warrant Indenture and the Warrant Indenture and to issue the Secondary Special Warrants;

     (ii) the Selling Shareholders have all requisite corporate power and authority under the laws of their jurisdiction of incorporation to carry on their business as presently carried on and to own their properties and the Selling Shareholders have all requisite corporate power to carry out the transactions contemplated by this Agreement, the Subscription Agreement, the Escrow Agreement, the Special Warrant Indenture and the Warrant Indenture, the Secondary Special Warrants and the Underlying Securities;

     (iii) none of the execution and delivery of this Agreement, the Subscription Agreement, the Escrow Agreement, the Special Warrant Indenture and the Warrant Indenture, the Secondary Special Warrants and the Underlying Securities, the performance by the Selling Shareholders of their obligations hereunder and thereunder, or the sale, issuance or transfer of the Secondary Special Warrants and the Underlying Securities will conflict with or result in any breach of the constating documents or by-laws of the Selling Shareholders;

     (iv) each of this Agreement, the Subscription Agreements, the Secondary Special Warrants, the Special Warrant Indenture and the Warrant Indenture has been, duly authorized and duly executed and delivered by each Selling Shareholder, and constitutes a valid and legally binding agreement of such Selling Shareholder enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

     (v) the Secondary Special Warrants (A) have been validly created and issued by each Selling Shareholder; (B) have been duly executed and delivered by each Selling Shareholder; and (C) are valid, legal and binding obligations of each Selling Shareholder enforceable in accordance with their terms subject to qualifications as in subclause (iv) above;

     (vi) the issuance and sale of the Secondary Special Warrants by the Selling Shareholders to the Purchasers are exempt from the prospectus and registration requirements of applicable Canadian Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under applicable Canadian Securities Laws to permit such issuance and sale;

     (vii) the transfer of the Underlying Securities upon the exercise of the Secondary Special Warrants is exempt from the prospectus and registration requirements of Canadian Securities Laws of any of the Qualifying Provinces, subject to certain provisos and specified resale restrictions;

     (viii) upon the filing of the Final Prospectus and the issuance of receipts therefor under Canadian Securities Laws, all legal requirements will have been fulfilled by the Selling Shareholders under the Canadian Securities Laws to qualify, without resort to the prospectus exemption provisions of such applicable laws, the transfer of the Underlying Securities in each of the Qualifying Provinces upon the exercise of the Secondary Special Warrants in accordance with the Special Warrant Indenture and the transfer of the Warrant Shares upon the exercise of the Warrants comprising the Secondary Special Warrants in accordance with the Warrant Indenture, and that the transfer of such Underlying Securities and Warrant Shares by the Selling Shareholders upon such exercise will be exempt from the registration requirements of such applicable laws subject to certain provisos, and the transfer of the Underlying Securities by the Selling Shareholders upon such exercise of the Secondary Special Warrants will be exempt from the registration requirements of such applicable laws, subject to certain provisos and the Underlying Securities will not be subject to any statutory hold period and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents, or authorizations obtained under the Canadian Securities Laws to permit the trading of such Underlying Securities in the Qualifying Provinces through registrants registered under applicable laws who have complied with such applicable laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions; and

     (ix) the Warrant Agent has been duly appointed by the Selling Shareholders as Warrant Agent in respect of the Warrants and as Special Warrant Agent in respect of the Secondary Special Warrants;

     which opinion shall be in form and substance satisfactory to the Underwriter and its counsel, acting reasonably;

(i) the Underwriter shall have received favourable legal opinions addressed to the Underwriter, counsel to the Underwriter and to each of the Purchasers, in form and substance satisfactory to the Underwriter's counsel, dated the Closing Date, from Baer Marks & Upham LLP, U.S. counsel for the Company, as to the laws of the United States, which counsel in turn may as to matters of fact rely upon public officials and officers of the Company;

(j) the Underwriter shall have received a certificate of the registrar and transfer agent of the Company as to the number of issued and outstanding Common Shares;

(k) the Underwriter shall have received a certificate issued by the Ontario Securities Commission as to the status of the Company as a reporting issuer under the Securities Act (Ontario);

(l) holders of not less than 7,500,000 Common Shares shall have executed and delivered written consents to the Offering as required by the TSE; and

(m) each of the Selling Shareholders, America Online, Inc. and Toronto Star Newspapers Limited shall have executed and delivered irrevocable undertakings to vote all of their Common Shares in favour of the Offering if the Meeting is required and not to sell, transfer, assign or otherwise dispose of any securities of the Company for a period ending ten (10) business days after the Qualification Date, without the prior written consent of the Underwriter.

11.  Rights of Termination

(a) Litigation. If any enquiry, action, suit, investigation or other proceeding whether formal or informal is instituted or threatened or any order is made by any federal, provincial or other governmental authority in relation to the Company or any of the officers or directors of the Company or any of its principal shareholders which, in the reasonable opinion of the Underwriter, operates to prevent or restrict the distribution or trading of the Special Warrants or the Underlying Securities which may reasonably be seen to materially and adversely affect the financial markets or the business, affairs or profitability of the Company or the future market price or the present or future value of the securities of the Company, the Underwriter shall be entitled, at its option and in accordance with subparagraph 11(f) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by notice to that effect given to the Company any time prior to the Closing Time.

(b) Disaster Out Clause. In the event that prior to the Closing Time there should develop, occur or come into effect any occurrence of national or international consequence or any event, action, condition, law, governmental regulation, inquiry or other occurrence of any nature whatsoever which, in the reasonable opinion of the Underwriter, seriously adversely affects or involves, or will seriously adversely affect or involve, the Canadian financial markets or the business, operations or affairs of the Company and its subsidiaries on a consolidated basis, the Underwriter shall be entitled at its option, in accordance with subparagraph 11(f) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(c) Change in Material Fact. In the event that prior to the Closing Time there should occur any material change, there should be discovered any previously undisclosed material fact, or there should occur a change in any material fact such as is contemplated by subparagraph 7(a), which results or, in the reasonable opinion of the Underwriter, could reasonably be expected to result, in the Purchasers of a material number of Special Warrants exercising their contractual right of rescission granted to the Purchasers in respect of the Special Warrants or the rights of rescission or damages under section 130 of the Securities Act (Ontario) or the corresponding provisions of applicable securities legislation in the other Qualifying Provinces or, in the reasonable opinion of the Underwriter, has or could reasonably be expected to have a material adverse effect on the market price or value of the Special Warrants or the Underlying Securities, the Underwriter shall be entitled, at its option, in accordance with subparagraph 11(f), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(d) Non-Compliance With Conditions. The Company agrees that all terms and conditions in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company that it will use its best efforts (or all commercially reasonable efforts, as applicable) to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such conditions shall entitle the Underwriter, or any of them, at their option in accordance with subparagraph 11(f), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by notice to that effect given to the Company at or prior to the Closing Time. The Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriter only if the same is in writing and signed by it.

(e) Cease Trade Order. In the event that any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority, the Underwriter shall be entitled, at its option, in accordance with subparagraph 11(f) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Special Warrant Closing Time.

(f) Exercise of Termination Rights. The rights of termination contained in subparagraphs 11(a), (b), (c), (d) and (e) may be exercised by the Underwriter and are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under paragraphs 12, 14 and 15.

12. Expenses. Whether or not the sale of the Special Warrants or the issuance of the Underlying Securities upon exchange of such Special Warrants shall be completed, all expenses of or incidental to the issue and delivery of such Special Warrants and Underlying Securities or incidental to all matters in connection with the transactions herein set out shall be borne by the

Company and the Selling Shareholders, on a pro rata basis, including, without limitation, expenses in connection with the issuance and sale of the Special Warrants, all private placement fees required under Canadian Securities Laws, the qualification of the Underlying Securities for distribution to the public, the fees and expenses of counsel to the Company and all local counsel selected by the Company, the reasonable fees and expenses of counsel to the Underwriter to a maximum of $75,000 (exclusive of disbursements and all applicable GST), with the balance, if any, being the obligation of the Underwriter, the fees and expenses of the Warrant Agent and Escrow Agent, all out-of-pocket expenses of the Underwriter, and all costs incurred in connection with the preparation and printing of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material. All fees and expenses incurred by the Underwriter or on their behalf prior to the Closing Time shall be payable by the Company at the Closing Time and any such expenses incurred thereafter shall be payable from the Escrowed Proceeds in accordance with the Escrow Agreement.

13. Survival of Representations and Warranties. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Special Warrants and the exchange of such Special Warrants for the Underlying Securities by the Purchasers and continue in full force and effect for the benefit of the Purchasers for a period of three years from the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriter in connection with the purchase and sale of the Special Warrants or the preparation of the Preliminary Prospectus, the Final Prospectus or otherwise.

14.    (a)    Indemnity. The Company and the Selling Shareholders, severally and not jointly, in proportion to the gross subscription proceeds payable to the Company and each Selling Shareholder, shall indemnify and save harmless the Underwriter and its directors, officers, employees and agents from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses in any way caused by, or arising directly or indirectly from, or in consequence of:

     (i) any misrepresentation or alleged misrepresentation (as such term is defined in the Securities Act (Ontario)) contained herein or made by the Company or the Selling Shareholders in connection with the sale by the Company and the Selling Shareholders of the Special Warrants or the Underlying Securities, or in any material change report or public document filed or issued by the Company or on its behalf prior to the date of the Final Prospectus;

     (ii) any information or statement (except any information or statement relating solely to the Underwriter) contained in the Prospectus or any Supplementary Material or in any certificate of the Company delivered under this Agreement or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

     (iii) any omission or alleged omission to state in the Prospectus, any Supplementary Material or any certificate of the Company delivered under this Agreement or pursuant to this Agreement any fact (except facts relating solely to the Underwriter), whether material or not, required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

     (iv) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission relating solely to the Underwriter) in the Prospectus or any Supplementary Material or based upon any failure to comply with Canadian Securities Laws (other than any failure or alleged failure to comply by the Underwriter), preventing or restricting the trading in or the sale or distribution of the Special Warrants or the Underlying Securities in any of the Qualifying Provinces; or

     (v) the non-compliance or alleged non-compliance by the Company with any of the Canadian Securities Laws, including the Company's non-compliance with any statutory requirement to make any document available for inspection.

(b) Notification of Claims. If any matter or thing contemplated by this paragraph (any such matter or thing being referred to as a "Claim") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "Indemnified Party") will notify the Company and the Selling Shareholders as soon as possible of the nature of such Claim and the Company and the Selling Shareholders shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party acting reasonably and that no settlement of any such Claim may be made by the Company, the Selling Shareholders or the Indemnified Party without the prior written consent of the other party.

(c) Right of Indemnity in Favour of Others. With respect to any Indemnified Party who is not a party to this Agreement, the Underwriter shall obtain and hold the rights and benefits of this paragraph and paragraph 15 in trust for and on behalf of such Indemnified Party.

(d) Retaining Counsel. In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Company, the Selling Shareholders and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Company and the Selling Shareholders fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such Claim; or (iii) the named parties to any such Claim (including any added third party) include both the Indemnified Party and the Company and/or the Selling Shareholders and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of potential or actual differing interests of those represented; in each of which cases the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Company and the Selling Shareholders shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party.

15.    (a)   Contribution. In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 14 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriter or enforceable otherwise than in accordance with its terms, the Company, the Selling Shareholders and the Underwriter shall severally contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of a nature contemplated in paragraph 14 in such proportions so that the Underwriter is responsible for the portion represented by the percentage that the aggregate fee payable by the Company and the Selling Shareholders to the Underwriter bears to the aggregate offering price of the Special Warrants and the Company and the Selling Shareholders are responsible for the balance, whether or not it has been sued together or sued separately. The Underwriter shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate fee or any portion of such fee actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or gross negligence.

(b) Right of Contribution in Addition to Other Rights. The rights to contribution provided in this paragraph 15 shall be in addition to and not in derogation of any other right to contribution which the Underwriter may have by statute or otherwise at law.

(c) Calculation of Contribution. In the event that the Company and the Selling Shareholders may be held to be entitled to contribution from the Underwriter under the provisions of any statute or at law, the Company or any or all of the Selling Shareholders shall be limited to contribution in an amount not exceeding the lesser of:

     (i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriter is responsible, as determined in subparagraph 15(a) above; and

     (ii) the amount of the aggregate fee actually received by the Underwriter from the Company and the Selling Shareholders under this Agreement.

(d) Notice. If the Underwriter has reason to believe that a claim for contribution may arise, they shall give the Company and the Selling Shareholders notice of such claim in writing, as soon as reasonably possible, but failure to notify the Company shall not relieve the Company or the Selling Shareholders of any obligation which it may have to the Underwriter under this paragraph.

16. (a) Brokers' Warrants and Compensation Options. In consideration for the Underwriter's services in (i) obtaining Purchasers for the Special Warrants and assisting in the preparation and completion of the offering of Special Warrants contemplated by this Agreement; (ii) assisting in the preparation of the Preliminary Prospectus, Final Prospectus and the

Supplementary Material; (iii) forming and managing any banking, selling or other groups established by the Underwriter in its sole discretion in connection with the distribution of the Special Warrants; (iv) distributing the Special Warrants, both directly and through other registered dealers and brokers in the Qualifying Provinces; and (v) all other matters in connection with the issue and sale of the Special Warrants in the Qualifying Provinces, the Company hereby irrevocably and unconditionally agrees to issue to the Underwriter on the Closing Date, irrevocable non-assignable special brokers' warrants (the "Brokers' Warrants") exercisable, without payment of additional consideration, into irrevocable non-assignable options (the "Compensation Options") to purchase up to such number of Units as is equal to 10.0% of the aggregate number of Special Warrants which are sold pursuant to the Offering and not retracted pursuant to paragraph 3 (the "Optioned Units") exercisable in whole or in part during the period commencing as at the Closing Date and expiring on the date that is fifteen (15) months after the Closing Date, at an exercise price of $1.40 per Optioned Unit.

(b) Qualification of Compensation Options. Subject to Canadian Securities Laws and as may be permitted by applicable securities regulatory authorities, the Prospectus shall qualify for distribution all of the Compensation Options issuable upon exercise of the Brokers' Warrants. The Compensation Options may be exercised by the Underwriter, at any time in whole or from time to time in part from the time granted until their expiry (initially, up to each Agent's pro rata portion thereof) upon delivering written notice to the Company together with a certified cheque or bank draft representing the subscription price for the applicable number of Optioned Units. In exercising the Compensation Options (whether in whole or in part), the Underwriter may, at its sole discretion, in lieu of satisfying the exercise price in cash, elect to receive that number of Warrants as is equal to one-half of the Compensation Options being exercised and that number of Common Shares of the Corporation equal to the quotient of:

     x(FMV - $1.40)
     --------------
          FMV

where,

  x =  the number of Compensation Options to be exercised; and

FMV = the closing price of the Commons Shares on the principal stock exchange or quotation system on which the Common Shares are then listed or quoted for trading on the trading day immediately prior to such election by the Underwriter.

(c) Anti-Dilution Provisions. If the Company subdivides, consolidates or otherwise changes, reorganizes or reclassifies its Common Shares in any way, declares any stock dividend, or becomes subject to any amalgamation, arrangement, business combination, reorganization or other similar transaction prior to the expiry of the Compensation Options (each such event being a "capital reorganization event"), the Compensation Options shall be similarly subdivided, consolidated, reorganized, reclassified or changed such that the Underwriter receive, on any exercise of the Compensation Options subsequent to the effective date of such capital reorganization event, the same number and type of securities that they would have otherwise received had they fully exercised such Compensation Options (including the Warrants comprising the Optioned Units) prior to each such capital reorganization event. The exercise price shall be adjusted accordingly and notice shall be given to the Underwriter of such adjustment. If the Underwriter disagrees with such adjustment the matter shall be determined conclusively by the Company's Auditors at the expense of the Company. The Company shall at all times while the Compensation Options are in effect, reserve and keep available out of its authorized but unissued Common Shares, such number of Common Shares as shall from time to time be required to be issued on each exercise of the Compensation Options (including the Warrants comprising the Optioned Units) and such additional Common Shares as may be issuable as a result of each capital reorganization event). If any Common Shares required to be reserved for purposes of issuance upon any exercise of Compensation Options require, in addition to such compliance with the Canadian Securities Laws as is contemplated by this Agreement, any additional registration with or approval of any authority under the Canadian Securities Laws, or listing on any securities exchange on which the Common Shares or other securities as may be issuable as a result of any capital reorganization event may then be listed, before they may be issued, the Company shall cause them to be duly registered, approved and listed forthwith following the exercise of such Compensation Options.

17. Right of First Refusal. The Underwriter shall be granted the right of first refusal (the "Right of First Refusal") to act as lead or co-lead manager of any offering of securities of the Company in Canada and to act as a managing underwriter (with a minimum of 20% participation) in any offering of securities of the Company in the Unites States by the Company for a period of two (2) years from the Closing Date. It is acknowledged and agreed by the parties that the Right of First Refusal is conditional upon the Underwriter's publication, within six (6) months of the Closing Date, of a standalone research report on the Company prepared in accordance with standard investment industry practice, failing which the Underwriter's right of first refusal shall terminate.

18. Advertisements. The Company and the Selling Shareholders acknowledge that the Underwriter shall have the right, subject always to clauses 1(a) and (c) of this Agreement, at its own expense, to place such advertisement or advertisements relating to the sale of the Special Warrants or the Underlying Securities contemplated herein as the Underwriter may consider desirable or appropriate and as may be permitted by applicable law. The Company, the Selling Shareholders and the Underwriter each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicise, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in any of the provinces of Canada or any other jurisdiction in which the Special Warrants or Underlying Securities shall be offered or sold being unavailable in respect of the sale of the Special Warrants to prospective purchasers.

19. Contractual Right of Action for Rescission. As part of the Subscription Agreements, the Company has delivered, and shall be deemed to have delivered, to the Purchasers (including the Underwriter) contractual rights of action for rescission at the Special Warrant Closing Time or subsequent thereto.

20. Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "notice") shall be in writing addressed as follows:

(a)  If to the Company, to it at:

     5915 Airport Road
     Suite 330
     Mississauga, Ontario
     L4V 1T1

     Attention:  Paul Godin
     Telecopier:  (905) 672-5705

     with a copy to:

     Gowling, Strathy & Henderson
     Commerce Court West
     Suite 4900
     Toronto, Ontario
     M5L 1J3

     Attention:   Neil Steenberg
     Telecopier:  (416) 862-7661

(b)  If to the Selling Shareholders, to them at:

     c/o Bid.Com International Inc.
     5915 Airport Road
     Suite 330
     Mississauga, Ontario
     L4V 1T1

     Telecopier:  (905) 672-5705

     With a copy to:

     Gowling, Strathy & Henderson
     Commerce Court West
     Suite 4900
     Toronto, Ontario
     M5L 1J3

     Attention:   Neil Steenberg
     Telecopier:  (416) 862-7661

(c)  If to the Underwriter, to:

     Yorkton Securities Inc.
     181 Bay Street
     Suite 3100
     Toronto, Ontario
     M5J 2T3

     Attention:   Brian Campbell
     Telecopier:  (416) 864-1043

     with a copy to:

     Wildeboer Rand Thomson Apps & Dellelce
     1 First Canadian Place
     Suite 810
     Toronto, Ontario
     M5X 1A9

     Attention:   Troy Pocaluyko
     Telecopier:  (416) 361-1790

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by telex or facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by telex or facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

21.  Time of the Essence. Time shall, in all respects, be of the essence hereof.

22. Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada.

23. Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

24. Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

25. Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

26. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

28. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Selling Shareholders, the Underwriter and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

29. Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

30. Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

31. Language. The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avior expressment demandees que la presente Convention ainsi que tont avis, tout etnt de compte et tout autre document a etre ou pouvant etre donne ou conclu en vertu des dispositions des presentes, soient rediges en langue anglaise seulement.

32. Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement.

If the Company and the Selling Shareholders are in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Underwriter.

Yours very truly,

YORKTON SECURITIES INC.

Per:  "Brian Campbell"
      -----------------------------
      Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of August 4, 1998.


BID.COM INTERNATIONAL INC.

Per:   "Paul Godin"
       ------------------------------
       Authorized Signing Officer


1184041 ONTARIO INC.

Per:   "Paul Godin"
       ------------------------------
       Authorized Signing Officer


SMYTHE GROUP INC.

Per:   "Jeffrey Lymburner"
       ------------------------------
       Authorized Signing Officer

       "Paul Godin"                             "Robert Wortzman"
       ------------------------------           ------------------------------
       Paul Godin                               Witness

       "Jeffrey Lymburner"                      "Robert Wortzman"
       ------------------------------           -----------------------------
       Jeffery Lymburner                        Witness